UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure

Today, on April 2, 2018, Signet is reiterating its Fiscal 2019 full year guidance that it provided on March 14, 2018 and is providing additional information to assist investors in understanding the Company’s expected calendarization of financial results by quarter for Fiscal 2019.

While the Company’s outlook for the full year and first quarter of Fiscal 2019 has not changed since its earnings announcement on March 14, 2018, the Company today is providing additional quarterly information, including first quarter Fiscal 2019 guidance, for the purpose of assisting investors in understanding the financial calendarization of the following financial impacts: 1) the timing of the application of new revenue recognition standards and other revenue considerations; 2) calendar shifts compared to Fiscal 2018 and other expense considerations; 3) impact of credit outsourcing; and 4) the Signet “Path to Brilliance” transformation plan.  This additional information is intended to assist investors in understanding the Company’s quarterly outlook in Fiscal 2019.

Annual Fiscal 2019 Guidance (reiterating same guidance previously issued on March 14, 2018)

Same store sales (excludes impact of revenue recognition)	down low to mid single digit %
Total sales	$5.9 billion to $6.1 billion
GAAP diluted EPS	$0.00 to $0.60
Non-GAAP diluted EPS[1]	$3.75 to $4.25

Weighted average common shares - basic	55 million to 56 million
Weighted average common shares - diluted	62 million to 63 million
Capital expenditures	$165 million to $185 million
Net selling square footage	-4.0% to -5.0%

Fiscal 2019 First Quarter

For the first quarter of Fiscal 2019, the Company expect the following:

Same store sales (excludes impact of revenue recognition)	down low to mid single digit %
Total sales	$1.39 billion to $1.42 billion
GAAP EPS	$(1.40) to $(1.45)
Non-GAAP EPS[1]	$(0.15) to $(0.05)

Weighted average common shares - basic	60.0 million
1 See page 5 for reconciliation of GAAP to Non-GAAP EPS

The first quarter of Fiscal 2019 GAAP guidance reflects the following assumptions:

1.	Revenue recognition and other revenue considerations:

•
Total sales include an estimate of $23 million in the first quarter of Fiscal 2019 related to the adoption of the new revenue recognition accounting standard with no associated operating profit impact; Fiscal 2019 sales guidance provided on March 14, 2018 includes an estimate of $100 million related to application of the new revenue recognition accounting standard

•
The first quarter of Fiscal 2019 will be negatively impacted by previously closed stores.  In the first quarter of 2018, these stores had approximately $35 million of sales.  As provided on March 14, 2018, Fiscal 2018 included annual sales of $150 million that will not recur in Fiscal 2019 due to store closures

•
Signet’s sales growth expectations in the first quarter of Fiscal 2019 are concentrated in the Company’s lower operating margin store banners including, Zale, Pagoda, Peoples and JamesAllen.com as compared to the first quarter of Fiscal 2018.  This is expected to result in a lower operating margin rate in the first quarter of Fiscal 2019 as compared to the first quarter of Fiscal 2018

2.	Calendar shifts and other expense considerations:

•
The sales from a Mother’s Day promotional event will shift into the first quarter of Fiscal 2019 from the second quarter of Fiscal 2018, increasing first quarter of Fiscal 2019 total sales and profit.  To directionally quantify this, the first quarter of Fiscal 2018 was unfavorably impacted by 380 basis points in same store sales and $0.15 of EPS.  This shift impacts the first quarter of Fiscal 2019 total sales and profit, but has no effect on same store sales.  Consistent with the National Retail Federation guidelines, same store sales calculations are adjusted to comparable weeks and therefore are not impacted by the 53rd week in Fiscal 2018

•
Advertising expense is expected to be higher in the first quarter of Fiscal 2019 by approximately $10 million  as compared to the first quarter of Fiscal 2018 due to marketing expense associated with JamesAllen.com, digital marketing and social media

•	Incentive compensation expenses in the first quarter of Fiscal 2019 are expected to be $13 million higher as compared to the first quarter of Fiscal 2018

3.	Credit outsourcing:

•	Non-prime receivable transaction:
o
Consistent with guidance provided on March 14, 2018, in the second month of the first quarter of Fiscal 2019, the non-prime receivables will be reclassified to assets held for sale and will be carried at fair value until they are sold to investment funds managed by CarVal Investors.  The total pre-tax loss associated with the sale of non-prime receivables is expected to be $165 to $170 million inclusive of an estimated $7 million in transactions costs of which $140 million is expected to be recognized in the first quarter of Fiscal 2019 upon the reclassification of receivables as assets held for sale.

o
As a result of the above transaction and upon the reclassification of the non-prime receivables held for sale, no further bad debt expense, late charge income or finance income beyond the second month of the first quarter of Fiscal 2019 will be recognized as this activity in future periods is reflected in the estimated pre-tax loss guidance

•	Full credit outsourcing (prime and non-prime receivable transactions):
o
In the first quarter of Fiscal 2019 an unfavorable operating profit impact is expected to be approximately $60 million as compared to first quarter of Fiscal 2018 related to credit outsourcing.  This unfavorable impact includes: 1) a decline in finance charge income related to the sale of the prime receivables that occurred in the third quarter of Fiscal 2018; 2) bad debt expense in-line with the first quarter of Fiscal 2018 and 3) outsourced servicing expenses partially offset by the savings related to in-house credit operations.

o
Fiscal 2019 guidance provided on March 14, 2018 includes an unfavorable annual operating profit impact of $118 - $133 million related to the full credit outsourcing as compared to Fiscal 2018.  The $118-$133 million Fiscal 2019 impact is inclusive of the estimated $60 million impact in the first quarter of Fiscal 2019 noted above

•
The unfavorable impact of the credit outsourcing is expected to be more pronounced in the first quarter of Fiscal 2019 as the Company continues to incur bad debt expense for two months in the first quarter of Fiscal 2019 related to its non-prime portfolio while generating significantly lower finance income following the outsourcing of its prime portfolio

4.	Signet Path to Brilliance transformation plan:

•
Nearly all of the expected Fiscal 2019 net cost savings of $85 to $100 million related to the Signet Path to Brilliance transformation plan will be realized in the 2nd half of Fiscal 2019 and weighted more heavily to the fourth quarter of Fiscal 2019

•
One-time pre-tax charges related to the transformation plan in the first quarter of Fiscal 2019 are expected to be $8 to $10 million.   Fiscal 2019 guidance provided on March 14, 2018 includes one-time pre-tax charges estimated in the range of $125 - $135 million

Second, Third and Fourth Quarters of Fiscal 2019

For understanding of the second, third and fourth quarters of Fiscal 2019, the Company is providing the following additional information:

1.	Since Fiscal 2019 follows a 53-week year, the Company will apply the National Retail Federation guidelines for its same store sales calculation. Other considerations include the following:

•
We expect the second quarter of Fiscal 2019 total sales and operating profit will be unfavorably impacted compared to the second quarter of Fiscal 2018 due to the Mother’s Day event shifting back to the first quarter of Fiscal 2019.  To directionally quantify this, the second quarter of Fiscal 2018 was favorably impacted by 380 basis points in same store sales and $0.15 of EPS

•	At this time, the Company does not anticipate any unusual calendar events in the third quarter of Fiscal 2019 that will impact the comparability to the third quarter of Fiscal 2018
•	As the fourth quarter of Fiscal 2019 will be a 52-week fiscal year, it does not have the 53rd week sales benefit of $84 million and EPS benefit of $0.12 that was recognized in Fiscal 2018

2.
The Fiscal 2019 unfavorable operating profit impact related to credit outsourcing of $118 - $133 million as compared to Fiscal 2018 is expected to be phased approximately 50% in the first quarter, 15% in the second quarter, 30% in the third quarter and 5% in the fourth quarter due to the timing of the credit outsourcing transactions.  Other considerations include the following:

•	As discussed above, the second, third and fourth quarter of Fiscal 2019 should have no further bad debt expense, late charge income and finance income
•
The third quarter is the only quarter in Fiscal 2019 that, contains the net negative impact of: (1) a full quarter of merchant fees (credit outsourcing costs) for the full outsourced credit program; (2) the absence of finance charge and late fee income and (3) no bad debt expense.  The third quarter of Fiscal 2018 included a net positive impact related to a full quarter of: (1) finance charge and late fee income; (2) bad debt expense and (3) no merchant fees (credit outsourcing costs). The effect results in a larger year-over-year variance in the third quarter of Fiscal 2019 as compared to the second and fourth quarter of Fiscal 2019

•	The fourth quarter of Fiscal 2019 benefits from lapping the impact of lower finance income in the fourth quarter of Fiscal 2018 due to the sale of the prime receivables on October 23, 2018

3.
Signet expects that the combined impacts of: (1) the application of new revenue recognition and other revenue considerations; (2) the calendar shifts and other expense considerations; (3) the impact of credit outsourcing and (4) the Signet Path to Brilliance transformation plan will result in the majority of Fiscal 2019 operating profit occurring in the fourth quarter of Fiscal 2019.  This also takes into consideration the following expectations:

•
Expected improved sequential same store sales performance as transition issues in stores related to the outsourcing of credit improve and the benefits of the Path to Brilliance operational initiatives begin to take hold

•	Expected greater fixed cost leverage due to improved sales performance versus earlier Fiscal 2019 quarters
•	Anticipate less impact from negative margin mix versus earlier Fiscal 2019 quarters due to R2Net being included in the fourth quarter of Fiscal 2018 base
•	Anticipate net cost savings from the Path to Brilliance transformation plan to be more heavily weighted to the fourth quarter of Fiscal 2019
•	Anticipate lower impact from the credit outsourcing transaction versus earlier Fiscal 2019 quarters

Forward Looking Statements
This 8-K filing contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements.  The preliminary guidance, including the assumptions provided herein, represent the most current information available to management. Signet’s actual results may differ from these preliminary estimates due to the completion of the First Quarter Fiscal 2019, final adjustments and other developments that may arise between the date of this Form 8-K and the time that final results for the quarter ended of First Quarter Fiscal 2019 are finalized. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to, our ability to implement Signet's transformation initiative, the effect of federal tax reform and adjustments relating to such impact on the completion of our quarterly and year-end financial statements, changes in interpretation or assumptions, and/or updated regulatory guidance regarding the U.S. tax reform, the benefits and outsourcing of the credit portfolio sale including I/T disruptions, future financial results and operating results, the timing and expected completion of the second phase of the credit outsourcing, the impact of weather-related incidents on Signet’s business, the benefits and integration of R2Net, general economic conditions, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, the development and maintenance of Signet’s omni-channel retailing, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, an adverse decision in legal or regulatory proceedings, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the "Risk Factors" section of Signet's Fiscal 2018 Annual Report on Form 10-K filed with the SEC on April 2, 2018 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

GAAP to Non-GAAP Reconciliations

Fiscal 2019 Reconciliation	Fiscal 2019 Guidance Low End	Fiscal 2019 Guidance High End
2019 GAAP Diluted EPS	$—	$0.60
Charges related to transformation plan	1.61	1.56
Loss related to sale of non-prime receivables	2.14	2.09
2019 Non-GAAP Diluted EPS	$3.75	$4.25

•
As a result of one-time charges and the loss associated with the sale of non-prime receivables, inclusive of transaction costs, Signet will likely realize a tax benefit for purposes of calculating GAAP EPS.  The full year tax benefit is expected to be in a range from $62 to $67 million.   The significant pre-tax loss expected to be generated in the first quarter of Fiscal 2019 will result in a tax benefit which approximates the benefit expected for the full year, thereby resulting in the similar range given below.

•
Non-GAAP EPS guidance of $3.75 to $4.25 excludes one-time restructuring charges associated with the transformation plan, and the charges inclusive of servicing costs and transaction costs associated with the sale of the non-prime receivables.  Non-GAAP EPS is computed using a normalized tax rate of 8% to 10%. Due to the revaluation of deferred taxes associated with the US tax reform there may be additional discrete items excluded from the calculation of non-GAAP EPS in Fiscal 2019 of which the company is not currently aware of at this time.

•
For purposes of calculating both GAAP and non-GAAP EPS, the company expects to use the basic share count for the first, second and third quarters and the full year, and the diluted share for the fourth quarter of Fiscal 2019.

•	EPS includes an estimated $475 million in share repurchases.

First Quarter Fiscal 2019 Reconciliation	13 Weeks Ending May 5, 2018 Guidance Low End	13 Weeks Ending May 5, 2018 Guidance High End
2019 GAAP Diluted EPS	$(1.40)	$(1.45)
Charges related to transformation plan	0.07	0.08
Loss related to non-prime receivables classified as assets held for sale	1.18	1.33
2019 Non-GAAP Diluted EPS	$(0.15)	$(0.05)

•
As a result of one-time charges and the loss associated non-prime receivables classified as assets held for sale inclusive of transaction costs that Signet will recognize in the first quarter of Fiscal 2019, Signet will realize a tax benefit for purposes of calculating GAAP EPS.  This tax benefit is expected to range from $62 to $67 million in the first quarter of Fiscal 2019.

•
Non-GAAP EPS guidance of $(0.15) to $(0.05) for the first quarter of Fiscal 2019 excludes the $8 to $10 million one-time pre-tax charge related to the transformation plan and the $140 million loss associated with the non-prime receivables held for sale inclusive of transaction costs.  Non-GAAP EPS is computed using a normalized tax rate of 8% to 10%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: April 2, 2018

	By:	/s/ Michele Santana
	Name:	Michele Santana
	Title:	Chief Financial Officer